AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 30, 2024

NEPTUNE REM, LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

30 N. GOULD ST. SUITE R SHERIDAN WY 82801

970-604-9281

www.realbricks.com

		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)	Proceeds to Other Persons
The Cedar Ridge Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$394,829	$3,948	$385,881	N/A

The Dalmore Series LLC	Per Unit	$10	$010	$9.90	N/A
	Total Maximum	$394,829	$3,948	$385,881	N/A

The Templeton Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$415,949	$4,159	$411,790	N/A

The Woody Creek Series LLC	Per Unit	$10	$0.10	$9.90	N/A
	Total Maximum	$351,740	$3,517	$348,223	N/A

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission but it does not include the one-time expense allowance of $5,000, consulting fees of $20,000 payable by the company to Dalmore, nor a fee of $1,000 payable to Dalmore each time the company files a PQA (as defined below). See “Plan of Distribution” for details. The company intends to distribute all offerings of Series Interests in any Series of the company through Neptune REM LLC as described in greater detail under “Plan of Distribution.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Managing Member for Series offering expenses actually incurred in an amount up to (include Dalmore and other expenses, 2-3%) of gross proceeds, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

1

The minimum subscription per investor is ten (10) Series Interests at $10 per Interest with a minimum purchase price of $100.00 USD.

The company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. The company intends to offer additional series within such limit and will file post qualification amendments (each a “PQA”) for the offerings of such series with the Securities and Exchange Commission (the “Commission” or “SEC”). The offerings of such series will be made available to investors from the date such PQA is qualified by the Commission. There will be separate closings with respect to each offering. This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the company, in our Managing Member’s sole discretion or (iii) the date that is three years from this offering being qualified by the Commission”. Each Series Interests will be offered in an amount that, at the time the offering statement is qualified for such Series Interests, is reasonably expected to be offered and sold within two years from such initial qualification date.

At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering.

The company has engaged North Capital Private Securities Corporation as an escrow agent (the “Escrow Facilitator”) to hold funds tendered by investors. The company may undertake one or more closings on a rolling basis. We expect the initial closing will take place within thirty (30) days after qualification. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed.

The company does not have a public trading market for its shares. We intend to have our Series Interests quoted on PPEX, an alternative trading system (ATS) operated by North Capital Investment Technology, Inc. (“PPEX”) with a view to providing our holders of Series Interests with potential liquidity in the form of a secondary market for their investment in our Series Interests. While we intend to seek a quotation on PPEX, there can be no guarantee as to the volume or pricing with respect to any secondary trading that might develop, liquidity may be limited in comparison to the liquidity of other issuers.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

This offering is inherently risky. See “Risk Factors” on page 9.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

2

In this Offering Circular, the terms “Neptune REM, LLC,” “Neptune REM,” “Neptune,” “we,” “us, “our,” the “company” and similar terms refer to Neptune REM, LLC, a Delaware Series Limited Liability Company; “Terra Mint Group, Corp.” and “Terra Mint” refers to the Managing Member of Neptune REM, LLC.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

3

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

4

If and when the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

5

SUMMARY

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which intends to enable investors to access fractional ownership of specific long- and short- term, residential housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of Neptune REM have been liquidated, and no prior program has been sponsored by Neptune REM resulting in any prior liquidation.

The company intends to establish separate Series for the holding of long and short term residential rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, Neptune REM will manage all Series Assets related to the various Series including the sale of property, renting of the long or short term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. Terra Mint is also the Managing Member of Neptune REM. Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential rental estate investment opportunities and invest in individual rental properties.

Our Managing Member, Terra Mint, is the sole owner and operator of the Realbricks Technologies Platform, an online real estate investment marketplace, which may be found on the website: www.realbricks.com. Currently, we are a wholly-owned subsidiary of Terra Mint.

We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. We intend on generating revenues from rents to tenants for long- and short-term residential housing. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

6

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular. Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Minimum Subscription per Investor	Maximum Offering Size	Maximum Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
The Cedar Ridge Series	7927 N. 93rd St, Omaha, NE 68122	$10.00	1 Unit ($10)	$394,829	39,482	[XX]	[XX]		[XX]

The Dalmore Series	7931 N. 93rd St, Omaha, NE 68122	$10.00	1 Unit ($10)	$394,829	39,482	[XX]	[XX]		[XX]

The Templeton Series	1502 Jones St, Unit 309, Omaha, NE 68102	$10.00	1 Unit ($10)	$415,949	41,594	[XX]	[XX]		[XX]

Woody Creek Series	16316 Saratoga St., Omaha, NE 68116	$10.00	1 Unit ($10)	$351,740	35,174	[XX]	[XX]		[XX]

(1)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

7

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Series Assets.

●	If any fees, costs and expenses of the company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued).

●	If Terra Mint Group, Corp, our Managing Member fails to attract and retain Chris Gerardi, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

●	There is competition for time among the various entities sharing the same management team.

●	You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

●	Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

●	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

●	Real estate investments have inherent risks.

●	The company’s success will depend upon the acquisition of real estate, and the company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as the company expects.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership.

●	You may not receive distributions on predictable schedule and may never receive any Distributions.

●	Rising expenses could reduce cash flow and funds available for future investments.

●	Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

●	If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

●	The failure of property managers to perform effectively may materially adversely affect your investment.

●	The company may not raise sufficient funds to achieve its business objectives.

●	The company’s management has full discretion as to the use of proceeds from the offering.

●	The company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any secondary trading that might develop.

●	The purchase price for the Series Interests has been arbitrarily determined.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

8

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series offered and not in the company as a whole or any Series Assets. A purchase of Series Interests in a Series does not constitute an investment in either the company as a whole or any Series Assets directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Property Manager retain significant control over the management of the company and the Series Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in any Series Assets because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the Property.

Liability of investors between Series. The company is structured as a Delaware series limited liability company that issues separate Series Interests for specific properties. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

9

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the company generally where the assets of such other Series or of the company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

If Terra Mint Group, Corp, our Managing Member fails to attract and retain Chris Gerardi, or its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The Managing Member’s and the company’s future depends, in part, on Terra Mint’s ability to attract and retain key personnel. Its future also depends on the continued contributions of Chris Gerardi. Chris Gerardi implemented the company’s strategy to identify and invest in single- and multi-family properties. Chris Gerardi is critical to the management of the Managing Member’s and the company’s business and operations and the development of its strategic direction. The loss of the services of Chris Gerardi would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

There is competition for time among the various entities sharing the same management team. Currently, Terra Mint is the Managing Member of Neptune and each Series and is the for this Series. Neptune expects to create additional Series in the future as other rental markets with available properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

Each Series will rely on its Property Manager to manage each property. Following the acquisition of any property, the property may be managed by Terra Mint In addition, any Property Manager will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements if Terra Mint LLC serves as the Property Manager, will be determined by Neptune sitting on both sides of the table and will not be an arm’s length transaction.

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional rental properties in the future. As we do so, we will be increasingly reliant on the resources of Neptune and the Property Manager to manage our properties and our company. Currently, the company has no staff and the Managing Member operates with a small staff of two full time employees and three part time employees/contractors and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member. Our Managing Member determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Managing Member may amend or revise these and other policies without a vote of the Members. Our Managing Member’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member.

10

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements. Currently, our strategy includes paying a distribution at least monthly to investors in the event of positive Free Cash Flow from operation of the Property. In the event of downturns in our operating results, unanticipated capital improvements to the Property, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Managing Member who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

We may pay some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our Series Interests. To the extent that cash flow from operations is insufficient to fully cover our distributions to our members, we may pay some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. Except as may be limited under Delaware corporate law, we have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. This may negatively impact the value of your investment in our Series Interests.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows. Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows.

The company has limited operating history for investors to evaluate. The company and this Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series will achieve their investment objectives, the value of any properties will increase or that any Properties will be successfully monetized.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the company would be limited to prospective effect.

For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Series Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions would only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

11

The company’s financial statements include a going concern opinion. Our financial statements have been prepared assuming the company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Property is entirely at the discretion of the company. Even if the company decides to dispose of such real estate assets, the company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with real estate assets and with the real estate industry. Our ability to satisfy our financial obligations and make expected distributions to our Members depends on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the Property. These events include:

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

Real estate investments have inherent risks. Local market conditions may significantly affect occupancy and rental rates, which may have a material adverse effect on your investment. Other risks include: unfavorable trends in the national, regional or local economy, including changes in interest rates or the availability of financing as well as plant closings, industry slowdowns, a decline in household formation or employment (or lack of employment growth), conditions that could cause an increase in the operating expenses of a property (such as increases in property taxes, utilities, property management fees and routine maintenance), and other factors affecting the local economy; adverse changes in local real estate market conditions, such as a reduction in demand for (or an oversupply of) residential rental properties or increased competition; construction or physical defects in a property that could affect market value or cause us to make unexpected expenditures for repairs and maintenance; adverse use of adjacent or neighboring real estate; changes in real property tax rates and assessments, zoning laws or regulatory restrictions, including rent control or rent stabilization laws or other laws regulating similar properties that could limit our ability to increase rents or sell a property or properties, as applicable; or damage to or destruction of a property, or other catastrophic or uninsurable losses.

The company’s success will depend upon the acquisition of real estate, and the company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired properties may not perform as the company expects. The company intends to acquire and sell real estate assets. The acquisition of real estate entails various risks, including the risks that the company’s real estate assets may not perform as they expect, that the company may be unable to integrate assets quickly and efficiently into its existing operations and that the company’s cost estimates for the lease and/or sale of a property may prove inaccurate.

12

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for rentals, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our members from realizing an attractive return, or any return, on their Series Interest ownership. There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally illiquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation, although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Maintaining a property in good condition is costly. As described in this Offering Circular, it is expected that the properties will be rented to third-party tenants. Tenants may not have the same interest as an owner in maintaining a property and its contents and do not participate in any appreciation in the value of the property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A property may need repairs and/or improvements after each tenant vacates the premises, the costs of which may exceed any security deposit provided by the tenant when the property was originally leased or rented.

13

We may be required to expend a substantial amount to maintain, renovate or refurbish a property. Failure to do so may materially impair the property’s ability to generate cash flow. Additionally, the effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that a property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property. Even if a tenant does not mistreat a property, needed repairs due to ordinary course wear and tear, general maintenance and general capital expenditure costs could also require significant expenditures.

We may not be able to lease or otherwise monetize the properties we acquire as anticipated. The success of the company’s properties will be largely dependent upon the ability of the members of Management to monetize our investments. In the context of leasing properties we acquire, we will be dependent on the members of Management and/or its leasing and rental agents (whether or not such leasing and rental agents are affiliates of members of Management) to timely lease the properties on favorable terms. A property may incur a vacancy either by the continued default of tenants under leases, the expiration of a lease or the termination by the tenant of a lease. The company may be unable to renew leases or relet space and if such vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to you. In addition, because a property’s market value depends principally upon the value of the property’s current and future leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce or eliminate any return on your investment. In the context of investments where we acquire (or have acquired) ownership in joint-ventures and/or special-purpose vehicles that own real-estate, we will be dependent on the ability of the managers of those vehicles to monetize real estate owned by the vehicle – and we may have little to no control over how those assets are managed. Finally, for properties that we intend to sell outright, we may not be able to sell those properties on favorable terms, or at all.

Tenant defaults could negatively impact our expected revenues. At any time, any of the company’s tenants may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Tenant defaults may adversely affect the property value of the company’s investments and the company’s distributable cash flow. Property values and the company’s distributable cash flow would be adversely affected if tenants are unable to meet their obligations to the company. In the event of default by tenants, the company may experience delays and incur substantial costs in enforcing the company’s rights as landlord. Upon a default, the company may not be able to relet the space or to relet the space on terms that are as favorable to the company as the defaulted lease, which could adversely affect the company’s financial results. Further, a tenant may elect to remain in a property after defaulting on the terms of their lease, and the company may need to take legal and other actions in order to prepare the property to be relet.

Increasing property taxes, HOA fees, and insurance costs may negatively affect results of properties. Property taxes and the costs of insuring the applicable property is a significant component of our expenses. Properties are subject to real and personal property taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Short-term, rental revenue or other revenue in general may also be subject to special, local city-license taxes. We are responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, expenses will increase. Some states impose tenancy tax that may be passed on to renters in the form of an additional charge to monthly rent. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

14

In addition, a portion of the properties are expected to be located within HOAs and will be subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which may be outside of our control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly and the property manager is unable to increase rental rates due to market conditions, rent control laws or other regulations to offset such increases, your investment could be materially adversely affected.

Some of our properties are expected to be part of HOAs and the company and tenants will be subject to the rules and regulations of such HOAs, which are subject to change, and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly. Some of the properties may be located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. The HOAs may from time to time enact onerous or arbitrary rules that restrict the property manager’s ability to restore, market, lease, or operate the properties or require it to restore or maintain such properties. Some HOAs impose limits on the number of property owners who may lease their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs from lost rental income. Furthermore, the property may have tenants who violate HOA rules and incur fines for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the tenant. Additionally, the governing bodies of the HOAs in which a property is located may not make important disclosures about the community or may block the property manager’s access to HOA records, initiate litigation, restrict our ability to sell the property, impose assessments, or arbitrarily change the HOA rules. Further, several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to or extinguish mortgage liens on properties. Such actions, if not cured, may give rise to events of default under any indebtedness related to the property.

The company may be unable to sell a property if / when it decides to do so, including as a result of uncertain market conditions, which could adversely affect the return on an investment in the company. The company’s ability to dispose of properties on advantageous terms depends on factors beyond the company’s control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the company acquires. The company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the company acquires; it cannot assure its members that the company will be able to sell such properties at a profit in the future. Accordingly, the extent to which the company’s members will receive cash distributions and realize potential appreciation on its real estate investments will be dependent upon fluctuating market conditions. Furthermore, the company may be required to expend funds to correct defects or to make improvements before a property can be sold. The company cannot assure its members that it will have funds available to correct such defects or to make such improvements. In acquiring a property, the company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the company’s ability to sell a property.

Competition and any increased affordability of single- and multi-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. The single- and multi-family industry is highly competitive, and we face competition from many sources, including from other single- and multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. This could increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, single- and multi-family apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

15

Competition with other parties for real estate investments may reduce the company’s profitability. The company will compete with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the company. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the company to obtain future funding, which could affect the company’s growth.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us renting the property. Environmental laws provide for sanctions for non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to Members.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Property may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

16

We may incur significant costs complying with other regulations. Single and multi-family real estate is subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in reduced rentals at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of a Property, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Our Properties, Our Markets and Our Business

We are an emerging growth company organized on November 7, 2022 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment. We were organized on November 7 and have not yet started operations. As a result of our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

17

You may not receive distributions on predictable schedule and may never receive any Distributions. Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members.

The profitability of the properties is uncertain. We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated rents or occupancy levels and that estimated operating expenses may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future distributions to Members.

The company will have to conduct its own due diligence on potential investment properties. There is generally limited publicly available information about real properties, and the company must therefore rely on due diligence conducted by the company and/or its affiliates. Should the company’s or its affiliates’ pre-acquisition evaluation of the physical condition of each new investment fail to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should the company’s estimates regarding the current or anticipated occupancy rate and rate payments end up being too high (e.g., from rental rate caps, limits on subsidized rents or limits on eviction), or the estimates on the costs of maintenance and/or improving an acquired property prove too low, its assumptions regarding the current or anticipated occupancy rate and rate payments end up being too high, or its estimates of the time required to develop or achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value. The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of our properties, real estate-related assets and real estate related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities.

18

We caution you not to place undue reliance on any of these metrics because they are based solely on our estimates, using data available to us in our underwriting and analytical processes. The actual results of a property or properties, as applicable, or the sales price of a Share may differ substantially from estimates and target metrics due to numerous factors, including failure of a tenant to pay rent, unexpected evictions, or any increase in expenses or loan fees or negative corporate events, among other things. Any appreciation in value in a property or properties, as applicable, or in a unit of a Series Interest may not occur to the extent estimated or may not occur at all or the value of a property or properties, as applicable, or a unit of a Series Interest, may depreciate. No assurance can be provided that we will achieve the targets we have estimated for any property or properties, as applicable, or a share of Series Interests.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses. Analysis of the value or income-producing ability of a property is highly subjective and may be subject to error. Our company values our potential investments based on yields and risks, taking into account estimated future losses on select real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The failure of property managers to perform effectively may materially adversely affect your investment. We may enter into agreements with parties to provide property management services, including leasing, renovation and maintenance, with respect to the property owned by us. Selecting, managing, and supervising these property managers requires significant management resources and expertise. Property management may be or may become an affiliate of members of Management.

The income generated by properties depends on the ability of the applicable property managers to successfully manage these properties, which is a complex task. Although Management has various rights pursuant to the applicable property management agreements, it relies upon property managers’ personnel, expertise, technical resources and information systems, compliance procedures and programs, proprietary information, good faith and judgment to manage properties efficiently and effectively. The property managers are responsible for setting the qualifications for tenants to rent properties, which may include income thresholds, residency history checks, credit score thresholds, credit delinquency history, criminal background checks, and requirements for any pets. Different property managers and/or different investment locales may have differing tenant requirements, which could affect the property manager’s ability to attract and retain tenants and the risk involved with any tenant.

Management also relies on property managers to set appropriate resident fees, to provide accurate property-level financial results for properties in a timely manner and to otherwise operate properties in compliance with the terms of the applicable property management agreements and all applicable laws and regulations. The company has various rights, acting on our behalf, under the property management agreements, including various rights to set budget guidelines and to terminate and exercise remedies under those agreements as provided therein. A failure to effectively manage property operating expense, including, without limitation, labor costs and resident referral fees, or significant changes in property managers’ ability to manage properties efficiently and effectively, could adversely affect the income from properties and have a material adverse effect on your investment.

If any applicable property manager resigns from its role or is terminated, no assurance can be given that any replacement property manager could be retained for fees similar to the prior property manager. Any failure, inability, or unwillingness on the part of our property managers to satisfy their respective obligations under our management agreements could have a material adverse effect on the properties and distributions to members.

19

We make no representation or warranty as to the skills of any present or future property managers, including our affiliates, employees, or subsidiaries. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Third-party property managers may manage other residential properties, which may result in certain conflicts of interest that could have an adverse effect on the value of the Shares. The property managers are entitled to manage residential properties owned by others. The property managers may develop expertise, systems, and relationships with third parties with respect to the acquisition, management, and leasing of residential properties in our target markets. If a property manager or one of its affiliates were to manage other residential assets in the future, it may leverage the expertise and skills garnered as our property manager to compete directly with us for acquisition opportunities, financing opportunities, tenants and in other aspects of our business, which could have an adverse effect on our business. Any property manager will not have any fiduciary duties to us and there is no assurance that any conflicts of interest will be resolved in favor of us or our members.

In contrast to many other real estate investment vehicles owning more traditional real estate asset classes or real estate-related securities portfolios, we believe that the success of our business will require a significantly higher level of hands-on day-to-day attention from the applicable property manager. If the applicable property manager or its affiliates were to manage other residential assets in the future, they will have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios. Accordingly, the quality of services provided to us by the applicable property manager could decline, which could adversely impact all aspects of our business, including funds distributable on a unit of a Series Interest and including our growth prospects, tenant retention, occupancy and/or our operating results, which will impact the value of a Series Interest.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders. If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Due to economic conditions, local real estate conditions and competition for properties, the real estate we invest in may not appreciate or may decrease in value. A single or multi-family or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where the Property is located and in the market for single and multi-family space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to Members.

20

We may incur significant indebtedness, which may expose us to the risk of default under our debt obligations, limit our ability to obtain additional financing or affect the value of Series Interests. We may incur significant additional debt to finance future property acquisitions. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make the distributions to holders of Series Interests. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

●	we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

●	we may be unable to refinance our indebtedness at maturity or any refinancing terms may be less favorable than the terms of our refinanced indebtedness;

●	increases in interest rates could increase our interest expense for our variable interest rate debt;

●	we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;

●	we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

●	we may default on our obligations and the lenders or mortgagees may foreclose on properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

●	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

●	our default under any loan with cross-default provisions could result in a default on other indebtedness.

●	we may plan to mortgage select properties individually or as a portfolio in order to obtain additional funds to expand the overall portfolio owned the company.

21

We may be unable to renew, repay or refinance our outstanding debt. We are subject to the risk that our indebtedness will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we were unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of the Property on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our equity holders and pay amounts due on our debt.

Changes in laws could affect our business. We are generally not able to pass through to our residents under existing leases real estate taxes, income taxes or other taxes. Consequently, any such tax increases may adversely affect our financial condition and limit our ability to satisfy our financial obligations and make distributions to security holders. Changes that increase our potential liability under environmental laws or our expenditures on environmental compliance could have the same impact.

A cybersecurity incident and other technology disruptions could negatively impact our business, our relationships and our reputation. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our residents. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including residents' personal information, private information about employees, and financial and strategic information about us. As our reliance on technology increases, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on financial condition or results of operations.

The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition. The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted "shelter in place" orders and adopted other restrictions which have caused the shuttering of many businesses and multiple layoffs, which may affect the income and, ultimately, the ability of tenants to pay rent. In addition, property owners have become subject of certain restrictions, such as a temporary moratorium on evictions, which may limit the Company’s ability to respond to tenant defaults. These factors, and any other effects of the pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

22

Risks Related to the Offering

The company may not raise sufficient funds to achieve its business objectives. As identified in the Series Offering Table, for certain Series of the company, there is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Property. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Property and the development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

Management may have interests that diverge from the interests of holders of Series Interests. We are subject to conflicts of interest arising out of our relationship with management. Management including officers, directors, employees, or personnel, may engage in any business (including acquiring, renovating, leasing, and operating residential properties as rental properties for its own account or for other investment vehicles and investors) and may render services of any kind to any person (other than to us). When rendering services to others, management, and its affiliates, officers, directors, employees, or personnel could make substantial profits as a result of opportunities or management resources allocated to entities or businesses other than us and they may have greater financial incentives tied to the success of such entities or businesses than to us. Such potential conflicts of interest may incentivize our management, officers, employees, or personnel to divert business opportunities to other entities and businesses.

Conflicts of interest will exist to the extent we compete with management for other opportunities. For example nothing is preventing a director from strategically purchasing a home for themselves that the Company has internally determined to be a home likely to grow significantly in value over the next 5-7 years. If our interests and those of management, are not aligned, the execution of our business and our results of operations could be adversely affected.

The company’s management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us to purchase the Property and as general working capital. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

The company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any secondary trading that might develop. There is currently no public market for the company’s Series Interests and we have no plans to list the company’s Series Interests on a national securities exchange. We plan to seek a quotation for the company's Series Interests on PPEX. Even assuming our application for quotation is accepted, there can be no assurance that a secondary market will develop, or if it does, as to the volume or level of any trading that will develop. The PPEX does not employ market makers to provide liquidity, unlike national securities exchanges. Until the company’s Series Interests are listed, if ever, you may not sell the company’s Series Interests. In addition, our Operating Agreement prohibits the ownership of more than 9.8% outstanding Interests in a Series in value or number of our Series Interests, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion and as may be waived by the Managing Member in its sole discretion, which may inhibit large investors from purchasing your Series Interests. This restriction will be enforced by the company in accordance with its Operating Agreement, pursuant to which the company has the right to void transfers of its Series Interests that would result in ownership of more than 9.8% in value or number of Interests of a Series. Therefore, it may be difficult for you to sell the company’s Series Interests at the time you wish to do so, if you are able to sell them at all. If you are able to sell your Series Interests, you may have to sell them at a substantial discount to their public offering price. It is also likely that the company’s Series Interests would not be accepted by any lender as the primary collateral for a loan. Because of the illiquid nature of our Series Interests, you should purchase the company’s Series Interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

23

The purchase price for the Series Interests has been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the purchase and holding costs of the Property, the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Managing Member and general economic conditions. In addition, the price you pay for the company’s Series Interests in this offering may be more or less than holders of Series Interests who acquire their Series Interests in the future, such as via PPEX. There is no guarantee that the value of the Series Interests you purchase in this offering will increase in the future, should you seek to sell your Series Interests.

You may not be able to keep records of your investment for tax purposes. As with all investments in securities, if you sell the Series Interests, you will probably need to pay tax on the long- or short-term capital gains that you realize if you make a profit and record any loss to apply it to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold the Series Interests for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of the Series Interests you sell. If you fail to keep accurate records or accurately calculate any gain on any sales of the Series Interests, you may be subject to tax audits and penalties.

You will not be able to hold the Series Interests in your regular brokerage account. Description of where ownership of the securities will be recorded in book-entry form on a stock transfer agent’s books. These records show you as the direct owner of the Interests. In the case of publicly-traded companies, it is common for a broker to hold the securities on your behalf, in “street name” (meaning the broker is shown as the holder on the issuer’s records and then you show up on the broker’s records as the person the broker is holding for). Many brokers will not hold Regulation A securities for their customers, meaning that you may not be able to take advantage of the convenience of having all your holdings reflected in one place.

Risks Related to Forum Selection and Jury Waiver

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify and hold harmless the company, is Manager and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by an investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by investor to any of the foregoing in connection with this transaction. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by under Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his, her or its legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

24

If you bring a claim against the company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the company. The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

25

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

As of the date of this Offering Circular, the Managing Member owns 100% of the company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the company, the economic rights of each Series Interest will be based on the corresponding Series Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed.

26

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our company in the “Series Offering Table” herein. The offering price for each Series was determined by our Managing Member.

The company plans to market the securities directly on a “best efforts” basis. The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the company or its Managing Member may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however no officers, directors, employees or advisors to the company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering on the Realbricks website www.realbricks.com. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe to purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 1 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor, unless otherwise agreed in writing to by the company and such investor.

The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. We expect the initial closing will take place within thirty (30) days of qualification. After the initial closing of this offering, the Company will accept a subscription (i.e., hold a closing) within 30 calendar days after due diligence is successfully completed. After each closing, funds tendered by investors will be available to the company for its use. At the initial closing, Terra Mint, our Managing Member, must purchase a minimum of 1% and may purchase a maximum of 9.8% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designations for the relevant Series, for the same price as all other investors.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted or (ii) a date determined by our Managing Member in its sole discretion. The company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

After each closing, funds tendered by investors will be available to the company and the company will issue the Series Interests to investors. An investor will become a member of the company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

27

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer;

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. The company has further agreed that it will pay Dalmore a fee of $1,000 each time the company files a PQA. Assuming the offering is fully-subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000, consulting fee of $20,000 and up to 15 PQA filings, would be $40,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Process of Subscribing

After the offering statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date).

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.realbricks.com, complete user registration;

28

2.	Complete profile setup and link a bank account;

3.	Navigate to open prospective offering page, click on the “Subscribe” button; that will open the subscribe panel;

4.	Complete subscribe information and review and sign the subscription agreement;

5.	Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to an account maintained by the Escrow Facilitator until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available by the Escrow Facilitator to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. In addition, in the company’s sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors.

Escrow Facilitator

The company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Facilitator”). Investor funds will be held by the Escrow Facilitator pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Series Interests; escrowed funds may be returned.

The Escrow Facilitator is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Facilitator’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

Selling Security Holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the company.

29

Trading on PPEX

The company does not have a public trading market for its shares. We intend to seek a quotation on PPEX, the ATS operated by North Capital. In order to do so, we will enter into a listing agreement with North Capital, and a secondary market trading agreement with Dalmore. Assuming that our application is successful, sellers will be able to have Series Interests that they wish to sell quoted on PPEX. Dalmore, as the secondary market trading broker, will be entitled to a commission on sales made on PPEX. There can be no assurance as to the volume of pricing of any trading on PPEX. While we intend to seek a quotation on PPEX, there can be no guarantee as to the volume or pricing with respect to any secondary trading that might develop, liquidity may be limited in comparison to the liquidity of other issuers. Any sales on PPEX will be subject to the conditions of and restrictions on transfer set out above in “Risks Related to the Offering -- The company does not have a public trading market for its Series Interests. While it intends to seek a quotation on PPEX, there can be no guarantee that a secondary market may develop, or if it does, as to the volume or pricing with respect to any secondary trading that might develop.”

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Subscription Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, excluding any claims under federal securities laws. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to various forums so they may continue to focus on operations of the company.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

30

USE OF PROCEEDS

The Cedar Ridge Series

We estimate that the gross proceeds of the offering of the Cedar Ridge Series Interests will be approximately $394,829, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Cedar Ridge Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,948	1.00%
Net Purchase Price of Property (1)	$360,000	91.1%
Offering Expenses (2)	$2,269	0.6%
Operating Reserve	$7,794	2.00%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$18,068	4.6%
Total Proceeds	$394,829	100%

(1)	Cedar Ridge Series, will enter into the Cedar Ridge Purchase Agreement (as defined below) to acquire The Cedar Ridge Series LLC, the owner of the Cedar Ridge Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $394,829 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	Repayment in full of the original promissory note entered into between Neptune REM, LLC and the parent company Terra Mint Group Corp.

31

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Dalmore Series

We estimate that the gross proceeds of the offering of the Dalmore Series Interests will be approximately $394,829, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Dalmore Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,948	1.00%
Net Purchase Price of Property (1)	$360,000	91.1%
Offering Expenses (2)	$2,269	0.6%
Operating Reserve	$7,794	2.00%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$18,068	4.6%
Total Proceeds	$394,829	100%

(1)	Dalmore Series, will enter into the Dalmore Purchase Agreement (as defined below) to acquire The Dalmore Series LLC, the owner of the Dalmore Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $360,000. The $360,000 Net Purchase Price equals asset price totaling $360,000 net of the $394,829 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	Repayment in full of the original promissory note entered into between Neptune REM, LLC and the parent company Terra Mint Group Corp.

32

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Templeton Series

We estimate that the gross proceeds of the offering of the Templeton Series Interests will be approximately $415,949, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Templeton Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$4,159	1.00%
Net Purchase Price of Property (1)	$380,000	91.4%
Offering Expenses (2)	$1,722	0.4%
Operating Reserve	$8,318	2.00%
Acquisition Expense (3)	$2,750	0.7%
Sourcing Fee	$19,000	4.5%
Total Proceeds	$415,949	100%

(1)	Templeton Series, will enter into the Templeton Purchase Agreement (as defined below) to acquire The Templeton Series LLC, the owner of the Templeton Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $380,000. The $380,000 Net Purchase Price equals asset price totaling $380,000 net of the $415,949 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	Repayment in full of the original promissory note entered into between Neptune REM, LLC and the parent company Terra Mint Group Corp.

33

The offering is being conducted on a “best efforts,” with no offering minimum basis.

The Woody Creek Series

We estimate that the gross proceeds of the offering of the Woody Creek Series Interests will be approximately $351,740, assuming the full amount of the offering is sold, and will be used in the following payments. The table below sets forth the uses of proceeds of the Woody Creek Series Interests.

	Amount	Percent of
	Funded from	Gross
Uses	the Offering	Proceeds
Brokerage Commissions	$3,517	1.00%
Net Purchase Price of Property (1)	$319,998	91.00%
Offering Expenses (2)	$2,341	0.6%
Operating Reserve	$7,034	2.00%
Acquisition Expense (3)	$2,750	0.8%
Sourcing Fee	$16,100	4.6%
Total Proceeds	$351,740	100%

(1)	Woody Creek Series, will enter into the Woody Creek Purchase Agreement (as defined below) to acquire The Woody Creek Series LLC, the owner of the Woody Creek Property and all furnishings from Terra Mint Group Corp., for a net purchase price of approximately $319,998. The $319,998 Net Purchase Price equals asset price totaling $319,998 net of the $351,740 outstanding loan balance that will be assigned to the Series.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to two percent 2% of asset value, which we expect to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

(3)	Acquisition related expenses including legal fees associated with PSA, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	Repayment in full of the original promissory note entered into between Neptune REM, LLC and the parent company Terra Mint Group Corp.

The offering is being conducted on a “best efforts,” with no offering minimum basis.

34

THE COMPANY’S BUSINESS

Overview

Neptune REM was incorporated in the State of Delaware on November 7, 2022. Neptune REM is an investment vehicle which intends to enable investors to own fractional ownership of a specific long- and short- term, residential housing rental property, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, hospitality and retail properties. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. As of the date of this offering circular, no series of Neptune REM have been liquidated, and no prior program has been sponsored by Neptune REM resulting in any prior liquidation.

Company intends to establish separate Series for the holding of long and short term residential rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, Neptune REM will manage all Series Assets related to the various Series including the sale of property, renting of the long or short term, residential housing rental property, maintenance and insurance.

Terra Mint is the parent company of Neptune REM. As discussed in further in the Operating Agreement of Neptune REM, Terra Mint is also the Managing Member of Neptune REM. Terra Mint was incorporated in the State of Wyoming on April 23, 2021 Neptune REM is a real estate investment platform that allows individual investors to have direct access to quality long and short term residential rental estate investment opportunities and invest in individual rental properties. Neither the company, Terra Mint nor their affiliates has previously conducted any offerings of securities.

Intended Business Process

We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. We intend on generating revenues from rents to tenants for long and short term residential housing, but will also, under certain circumstances, consider multi-family and commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Generally, the company and Terra Mint intend to arrange for the purchase of a specific long and short term residential housing rental property either directly by the Series or by one of its parent companies, as described below:

If one of its parent or affiliated companies purchased the property directly, then, after the relevant Series has obtained sufficient financing, which may include a loan or promissory note in favor of our Managing Member, it would sell the property to that Series for: (i) an amount equal to the original purchase price (including closing costs) plus holding costs and renovation costs incurred by such parent or affiliated company prior to the sale to the Series; and (ii) a sourcing fee in an amount between 4%-6% of the original purchase price of the property as determined by the Managing Member in its sole discretion.

In cases where Terra Mint identifies and intends to have the Series purchase that property directly from a third-party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Series Assets (less third-party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Terra Mint or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

35

Property Overview

Neptune –The Cedar Ridge Series

On March 20, 2023, Neptune established the Cedar Ridge Series LLC whose assets include a single family home located at 7927 N. 93rd St., Omaha, NE 68122 (the “Cedar Ridge Property”) that was sold to the Cedar Ridge Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Cedar Ridge Property is an affiliated party. The Cedar Ridge Property was not used as a rental property prior to its acquisition by the Cedar Ridge Series. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the Cedar Ridge Series entered into a promissory note (the “Cedar Ridge Promissory Note”) for a principal amount of $379,435. The Cedar Ridge Promissory Note has a term of 18 months commencing from the date on which an offering commences (“Cedar Ridge Maturity Date”), and bears interest at the minimum applicable federal rate at the date of issuance of 4.5%. The Cedar Ridge Promissory Note, plus accrued interest, is repayable in full within 14 days of the Cedar Ridge Maturity Date. If we have not been able to raise sufficient funds through our Cedar Ridge Series’ Offering to repay the Cedar Ridge Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Cedar Ridge Series Interests on the same terms as those offered to investors in that Series.

The Cedar Ridge Series

Address of Property	7927 N. 93rd St., Omaha, NE 68122

Type of Property	Single-home residential

Square foot	1969

Acreage	Approximately 6534 sq. ft or 0 acres.

Number of Units	1

Configuration	3 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

36

Capital improvements expected to be made	$5,000.00

Total expected to be spent on capital improvements	$5,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Expected Debt on the property	$379,435

Monthly interest expense on expected debt	Approximately, $1,422

Property listing	The property will be managed as a single family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Cedar Ridge holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Neptune –The Dalmore Series

On March 20, 2023, Neptune established the Dalmore Series LLC whose assets include a single family home located at 7931 North 93rd Street, Omaha, Nebraska 68122 (the “Dalmore Property“) that was sold to the Dalmore Series by Terra Mint, our Managing Member and the parent company of Neptune REM. The seller of the Dalmore Property is an affiliated party. The Dalmore Property was not used as a rental property prior to its acquisition by the Dalmore Series. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the Dalmore Series entered into a promissory note (the “Dalmore Promissory Note”) for a principal amount of $379,435. The Dalmore Promissory Note has a term of 18 months commencing from the date on which an offering commences (“Dalmore Maturity Date”), and bears interest at the minimum applicable federal rate at the date of issuance of 4.5%. The Dalmore Promissory Note, plus accrued interest, is repayable in full within 14 days of the Dalmore Maturity Date. If we have not been able to raise sufficient funds through our Dalmore Series’ Offering to repay the Dalmore Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Dalmore Series Interests on the same terms as those offered to investors in that Series.

37

The Dalmore Series

Address of Property	7931 North 93rd Street, Omaha, Nebraska 68122

Type of Property	Single-home residential

Square foot	1920

Acreage	Approximately 6058 sq. ft or 0 acres

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Expected Debt on the property	$379,435

Monthly interest expense on expected debt	Approximately, $1,422

Property listing	The property will be managed as a single-family rental and will be listed on national and local rental sites.

38

Sale of Property	No approval from the Neptune Series Dalmore holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Neptune –The Templeton Series

On March 20, 2023, Neptune established the Templeton Series LLC whose assets include a single family home located at 1502 Jones St. Unit 309 Omaha, Nebraska 68102 (the “Templeton Property”) that was sold to the Templeton Series by Terra Mint, our Managing Member and the parent company to Neptune REM. The seller of the Templeton Property is an affiliated party. The Templeton Property was not used as a rental property prior to its acquisition by the Templeton Series. -See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the Templeton Series entered into a promissory note (the “Templeton Promissory Note”) for a principal amount of $406,299. The Templeton Promissory Note has a term of 18 months commencing from the date on which an offering commences (“Templeton Maturity Date”), and bears interest at the minimum applicable federal rate at the date of issuance of 4.5%. The Templeton Promissory Note, plus accrued interest, is repayable in full within 14 days of the Templeton Maturity Date. If we have not been able to raise sufficient funds through our Templeton Series’ Offering to repay the Templeton Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Templeton Series Interests on the same terms as those offered to investors in that Series.

The Templeton Series

Address of Property	1502 Jones St. Unit 309 Omaha, Nebraska 68102

Type of Property	Loft

Square foot	1688

Acreage	N/A

Number of Units	1

39

Configuration	2 bedrooms, 2 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$0

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Expected Debt on the property	$406,299

Monthly interest expense on expected debt	Approximately, $1,523

Property listing	The property will be managed as a single-family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Templeton holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Neptune –The Woody Creek Series

On March 20, 2023, Neptune established the Woody Creek Series LLC whose assets include a single -family home located at 16316 Saratoga St. Omaha, NE 68116 (the “Woody Creek Property”) that was sold to the Woody Creek Series by Terra Mint, our Managing Member and the parent company Neptune REM. The seller of the Woody Creek Property is an affiliated party. The Woody Creek Property was not used as a rental property prior to its acquisition by the Woody Creek Series. -See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

40

On March 20, 2023, the Woody Creek Series entered into a promissory note (the “Woody Creek Promissory Note”) for a principal amount of $337,851. The Woody Creek Promissory Note has a term of 18 months commencing from the date on which an offering commences (“Woody Creek Maturity Date”), and bears interest at the minimum applicable federal rate at the date of issuance of 4.5%. The Woody Creek Promissory Note, plus accrued interest, is repayable in full within 14 days of the Woody Creek Maturity Date. If we have not been able to raise sufficient funds through our Woody Creek Series’ Offering to repay the Woody Creek Promissory Note and accrued interest in full, any outstanding balance due shall automatically convert into Woody Creek Series Interests on the same terms as those offered to investors in that Series.

The Woody Creek Series

Address of Property	16316 Saratoga St. Omaha, NE 68116

Type of Property	Single Family

Square foot	1920

Acreage	Approximately 6058 sq. ft or 0 acres.

Number of Units	1

Configuration	4 bedrooms, 3 baths

Historical Occupancy for 2023 (no lease history)	None

Capital improvements expected to be made	$2,000.00

Total expected to be spent on capital improvements	$2,000.00

Total expected to be spent on furnishings and other expenses to prepare the property for rental	$0

Expected Debt on the property	$337,851

41

Monthly interest expense on expected debt	Approximately, $1,266

Property listing	The property will be managed as a single family rental and will be listed on national and local rental sites.

Sale of Property	No approval from the Neptune Series Woody Creek holders is required in the event the company decides to sell the property. The determination of when the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Manager may determine that it is in the interests of shareholders to sell the Property.

Property Management Agreements with Terra Mint Group Corp.

Terra Mint is expected to serve as the Property Manager responsible for managing each Series’ Series Asset as described in the relevant Property Management Agreement for the Series. However, the company may choose to enter into agreements with third-parties to manage a Series’ Series Assets (each such property manager, the “Property Manager”). The terms of each Property Management Agreement are as set forth below.

Authority: The Property Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Series Asset for each Series and may take any action that it deems necessary or desirable in connection with each Series Asset, subject to the limits set forth in the Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Series Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties. The Property Manager shall not have the authority to sell, transfer, encumber or convey any Series Asset.

Performance of Underlying Assets: The Property Manager gives no warranty as to the performance or profitability of the Series Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: No Property Management Agreement may be assigned by either party without the consent of the other party.

Compensation and Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, equal to 8% (eight percent) of the Gross Receipts received by the Series during the immediately preceding month. Gross Receipts anticipated by the first four properties of the Series is estimated at least to be $11,200.00 per month which would result in a monthly property management fee of $896.00. The Property Manager will also charge (i) a 0.75% annual management fee for each property and (ii) up to 5.5% of the total capital improvement costs for renovations of a property. Upon the final sale of a property, the Parent company will collect a disposition fee of 8%.

42

Each Series will bear all expenses of the applicable Series Asset and shall reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each Property Management Agreement shall expire one year after the date on which the applicable Series Asset has been liquidated and the obligations connected to such Series Assets (including, without limitation, contingent obligations) have terminated, or earlier if Manager is removed as the Managing Member of the applicable Series.

Competition

Multiple competitors exist in the fractionalized real estate investment platform market. At this time the market is nascent and is not fully matured at this time despite the somewhat lower barriers to entry. Realbricks considers the following factors that distinguish the Realbricks platform from other competitors which includes:

•	A focus on acquiring a portfolio long term residential rentals in key stable markets;

•	Development of a secondary market to buy and sell individual interests between customers;

•	The ability for customers to choose between several residential rental properties that fit their budget and needs; and

•	Lower barriers to entry to allow non-accredited investors to invest in real estate ownership with low investment minimums.

Competitors to Realbricks include other real estate investment platforms and real estate investment trusts (REITs). Some real estate investment platforms offering similar services to Realbricks focusing on residential real estate including RealT and Arrived Homes. There are other investment platforms that focus on commercial and multi-family property investments including Roofstock, Inc. and Fundrise LLC. The company is continuing to improve the platform and its offerings, and we believe our road map for long-term growth will provide a competitive advantage over others in the industry.

The Long and Short Term Rental Housing Industry

According to PwC, in its Emerging Trends in Real Estate 2023 points to the continued popularity of single-family rentals.1 he current long-term outlook for the United States residential real estate rental market is strong given the ongoing lack of sufficient rental or other housing.

The report finds that 68 percent of respondents to the survey lived in suburban or rural areas, demonstrating a gradual increase over the last five years. These tenants prioritize:

•	a safe, quiet, family-friendly neighborhood;

•	indoor and outdoor space that allows them to grow their families, whether that means welcoming children, pets, or other family members; and

•	A child-friendly home that provides air conditioning, a washer and dryer, and a dishwasher.

The report indicates that property managers with single-family properties in their portfolios can attract residents by providing these amenities.

1 https://www.pwc.com/us/en/industries/financial-services/images/pwc-emerging-trends-in-real-estate-2023.pdf

43

Zillow currently forecasts the national Zillow Home Value Index (ZHVI) to end 2023 5.8% above where it began the year. That’s an upward revision from last month’s forecast, which called for 5.5% growth in 2023. Average property values are anticipated to increase by 6.5% from July 2023 through July 2024.2

Neptune REM. LLC does not predict anticipate any major changes to the United States residential real estate market over the next three to five years that would adversely impact its long-term business plans.

Plan of Operations

1.	Launch of additional Long-Term Rentals series – Neptune REM. LLC seeks to establish additional long-term rental series beginning in late 2023 after qualification of the current series similar to the current series model but in a different residential real estate market such as Salt Lake City, Utah or Kansas City, Missouri.

2.	Launch of Short-Term Rentals series - Neptune REM. LLC also intends on establishing a short-term rental series in 2024 in late 2023 or the first-quarter of 2024 after qualification of the current series’ similar to other short term rental offerings from companies such as Techvestor and Arrived Homes. The short-term rental series would focus on investing in advantageously situated residences in key markets with an already established tourism industry. We believe a short-term rental series would likely offer a higher return on investment compared to a long-term rental series but would also include an added risk of loss based on the long-term stability of a local market’s tourism economy and the ability of the property to attract sufficient occupancy.

3.	Launch of Medium-Term Rentals series – Neptune REM. LLC proposes establishing a medium-term rental series in late 2023 or the first-quarter of 2024 after qualification of the current series. Medium-term rentals would include leases between one month and nine months to corporate tenants such as travelling nurses or executives. The medium-term rental series would focus on investing in advantageously situated residences in key markets with an already established medical center, university, or corporate presence.

4.	Acquire more capital and lines of credit to purchase more homes to place under management - in order for Neptune REM. LLC to grow over the next three years, it is essential to acquire additional capital and lines of credit to have the flexibility to purchase additional homes to place under management.

5.	Offer between 20-30 properties through Neptune REM, LLC – In the first half of 2024, Neptune REM. LLC intends on acquiring additional properties and offering them on the Realbricks marketplace.

Employees

Neptune REM currently has 0 full-time employees and 0 part-time employees.

Terra Mint, as the Managing Member of the company and the Property Manager of each of the Cedar Ridge Series, the Dalmore Series, the Templeton Series and the Woody Creek Series currently has 2 full-time and 4 part-time employees/contractors.

Intellectual Property

None

2 https://www.zillow.com/research/home-value-sales-forecast-july-2023-32964/

44

Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Regulations applicable to our business are described below.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater number of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated Property Manager, our third-party managers or other operators of our student housing properties to comply with extensive residential landlord requirements and limitations.

Litigation

The company is not a party to any current litigation.

45

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Since its formation on November 7, 2022, our company has been engaged primarily in acquiring properties for its Series’, and developing the financial offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operating Results

Revenues are generated at the series level. As of June 30, 2023, no series has generated any revenues. The Cedar Ridge Series, the Dalmore Series, the Templeton Series, and the Woody Creek Series are expected to generate revenues in the 4th quarter of 2023 upon the successful completion of each offering.

46

We have incurred $190 in Operating Expenses for the period since inception through December 31, 2022. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of December 31, 2022, none of our company nor any series of interests had any cash or cash equivalents and had no financial obligations.

Each series will repay any promissory notes or loans used to acquire its property with proceeds generated from the closing of the offering of such series. No series will have any obligation to repay a loan incurred by our company to purchase a property for another series.

On March 20, 2023, the company established The Cedar Ridge Series LLC (the “Cedar Ridge Series”) for the purpose of acquiring residential property located at 7927 N. 93rd St., Omaha, NE 68122, (“Cedar Ridge Property”). On March 20, 2023, the Cedar Ridge Property was transferred to the Cedar Ridge Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the company established The Dalmore Series LLC (the “Dalmore Series”) for the purpose of acquiring residential property located at 7931 North 93rd Street, Omaha, Nebraska 68122, (“Dalmore Property”). On March 20, 2023, the Dalmore Property was transferred to the Dalmore Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the company established The Templeton Series LLC (the “Templeton Series”) for the purpose of acquiring residential property located at 1502 Jones St. Unit 309 Omaha, Nebraska 68102, (“Templeton Property”). On March 20, 2023, the Templeton Property was transferred to the Templeton Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the company established The Woody Creek Series LLC (the “Woody Creek Series”) for the purpose of acquiring residential property located at 16316 Saratoga St, Omaha, NE 68116, (“Woody Creek Property”). On March 20, 2023, the Woody Creek Property was transferred to the Woody Creek Series by the Managing Member, the current sole owner Neptune REM. See “Interest of Management and Others in Certain Transactions – Existing Transactions – Real Estate Purchase”.

On March 20, 2023, the Cedar Ridge Series entered the Cedar Ridge Promissory Note for a principal amount of $379,435. On March 20, 2023, the Dalmore Promissory Note for a principal amount of $379,435. On March 20, 2023, the Templeton Series entered into the Templeton Promissory Note for a principal amount of $406,299. On March 20, 2023, the Woody Creek Series entered into the Woody Creek Promissory Note for a principal amount of $337,851 (the “Cedar Ridge Promissory Note,” the “Dalmore Promissory Note,” the “Templeton Promissory Note,” and the “Woody Creek Promissory Note,” are collectively referred to herein as the “Promissory Notes”).

The Promissory Notes have a term of 18 months commencing from the date on which an Offering commences (“Maturity Date”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.5%. The Promissory Notes, plus accrued interest, are repayable in full within 14 days of the Maturity Date. If we have not been able to raise sufficient funds through our Series’ Offering to repay the Promissory Notes and accrued interest in full, any outstanding balance due shall automatically convert into Series Interest of the related Series of such Promissory Note on the same terms as those offered to investors in that Series.

47

Going Concern

The company’s financial statements have been prepared assuming the company will continue as a going concern. The company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company’s ability to continue as a going concern.

During the next 12 months, the company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Trend Information

The company has a limited operating history and has not generated revenue from intended operations. The company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

48

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Terra Mint is the initial member of each Series. Terra Mint is also the Managing Member of Neptune. Finally, Terra Mint is identified as the Property Manager of each Series, unless otherwise specified in the Series Designation for a Series.

Terra Mint Group Corp. - Managing Member of Neptune REM, LLC

Neptune REM is managed by its Managing Member, Terra Mint. Terra Mint is operated by the following executives and directors who, with the exceptions of Mr. Khaleel, Mr. Frederick, and Mr. Lewis, all work for the company on a full-time basis.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Officers
Kevin Cottrell	Chief Executive Officer	59	April 19, 2022	Full Time
Chris Gerardi	Chief Operations Officer	41	August 3, 2022	Full Time
Ahmed Khaleel	Chief Technology Officer	47	August 3, 2022	Part Time - 20 hours
Eugene M. Frederick	Chief Growth Officer	67	August 30, 2022	Part Time – 20 hours
Scott Lewis	Chief Strategy Officer	58	May 15, 2023	Part Time – 20 hours

Directors
Chris Gerardi	Director	41	April 26, 2021
Kevin Cottrell	Director	59	April 13, 2022

There are no familial relationships between any of these parties.

49

Kevin Cottrell is the Chief Executive Officer of Terra Mint. Beginning in June 2017, he has been an independent contractor with eXp Realty LLC. Mr. Cottrell holds real estate agent licenses from the State of Texas (2004) and the State of Florida (2023). Mr. Cottrell earned his Bachelor’s degree in Economics from Northwestern University.

Chris Gerardi is a founder and the Chief Operations Officer of Terra Mint. From May 2017 to May 2021, he founded and was the 70% owner of Mellivora, LLC (“Mellivora”), an apparel company selling unique photographic prints on women's leggings. While at Mellivora, he was involved in operations, management, photography, vendor sourcing, licensing, e-commerce management, business and product development.

Ahmed Khaleel is a founder and the Chief Technology Officer of Terra Mint. In his role as Chief Technology Officer, he is the architect of, and has designed an asset-based securities and fractionalization platform focused on real estate. From April 2020 to February 2021, he was employed by Laconic, LLC (“Laconic”), a broker on the Chicago Mercantile Exchange (the “CME”), that provides voice and electronic execution services to clients trading listed futures and options on the CME with a focus on S&P 500 derivatives. While at Laconic he analyzed market trends and was responsible for best execution for internal and external clients. From January 2018 to February 2020, he worked remotely for Vectorspace, LLC where he was responsible for business development and investor relations. From January 2018 to April 2019, Mr. Khaleel was the Chief Investment Officer of Blockweather Holdings, LLC where he designed and executed quantitative trading strategies. Mr. Khaleel earned his Bachelor’s degree in Electrical Engineering from the University of Minnesota.

Gene Frederick served as Controller for Texas Instruments, in 1984 Gene left the corporate world for a career in real estate. He first sold two small companies that were bought out by Coldwell Banker and three years later he joined Re/Max. In 1989, Gene started Phoenix-based Realty Executives in Dallas, Texas where he gained extensive management experience in residential real estate. Prior to joining eXp Realty, LLC and his appointment to the eXp Board of Directors, he had served over the past two decades in various management capacities at Keller Williams. Gene and Susan currently reside in Austin, Texas, have 5 grown children and 4 grandchildren.

Scott Lewis has been an entrepreneur since launching his first business at the age of nineteen while attending Texas Tech University. As CEO of UniCorp Marketing, Scott lived his passion for golf while marketing for companies like GM, AT&T, and others on the PGA Tour. Scott was the founding father of Sunjoi Corporation, a manufacturing and marketing company of unique outdoor living product lines sold in national retail chains, and Scott is also the co-founder of Whispering Eye Tequila. Finally, Scott owns one of the largest Century 21 franchises in the United States.

50

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Rather, Terra Mint will receive asset management and sourcing fees as described under “Securities Being Offered – Distributions” and will receive property management fees as discussed in “The Company’s Business – Property Management Agreement with Terra Mint Group Corp.” We also do not intend to compensate our directors for their service on our board.

●	Assets Under Management Fee: a 0.75% annual fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal year.

●	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

●	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

51

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The address for Terra Mint Group Corp, our Managing Manager, is set forth on the cover page of this Offering Circular.

As of January 16, 2023, Chris Gerardi owns 24.93%, Ahmed Khaleel owns 27.56% and Keven Cottrell owns 15.13% of the outstanding common shares of our Managing Member, Terra Mint Group Corp.

52

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

Property Management Agreement

Each Series has entered into or is expected to enter into a Property Management Agreement with Terra Mint, the Managing Member of the company. See “The Company’s Business – Property Management Agreement with Terra Mint” for a description of this agreement.

Real Estate Purchase

On March 20, 2023, the Cedar Ridge Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Cedar Ridge Property, at a net purchase price of $379,435.00 (i.e., the asset price totaling outstanding amount due on the Cedar Ridge Promissory Note).

On March 20, 2023, the Dalmore Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Dalmore Property, at a net purchase price of $379,435.00 (i.e., the asset price totaling outstanding amount due on the Dalmore Promissory Note).

On March 20, 2023, the Templeton Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Templeton Property, at a net purchase price of $406,299.00 (i.e., the asset price totaling outstanding amount due on the Templeton Promissory Note).

On March 20, 2023, the Woody Creek Series entered into a Purchase Agreement with Terra Mint, the Managing Member for the purchase of the Woody Creek Property, at a net purchase price of $337,851.00 (i.e., the asset price totaling outstanding amount due on the Woody Creek Promissory Note).

Conflicts of Interest

The company is subject to various conflicts of interest arising out of its relationship with Terra Mint, the company’s Managing Member, and its affiliates. Some of the material conflicts that our Managing Member and its affiliates will face include the following:

●     Our reliance on real estate professionals acting on behalf of our Managing Member must determine which investment opportunities to recommend to us. The Managing Member may organize one or more similar offerings with investment criteria that compete with us.

●      Our Managing Member’s real estate professionals will have to allocate their time among us, our Managing Member’s business, and other programs and activities in which they are involved.

●      The terms of our operating agreement (including our Managing Member’s rights and obligations and the compensation payable to our Managing Member and its affiliates) were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party.

●      We have not implemented a policy that expressly prohibits our contractors or affiliates from engaging for their own account in similar business activities such as those conducted by Neptune REM, LLC.

53

●      Some or all of the Series will acquire their properties from the Managing Member or from an affiliate of the Managing Member. Prior to a sale to a Series, the Managing Member will acquire a property, repair, and improve the property. The Managing Member will then resell the property to a Series at a value determined by the Managing Member r or affiliate of the Managing Member which may reflect a premium over the Managing Member’s investment in the property. Accordingly, because the Managing Member will be an interested party with respect to a sale of a property that it owns to a Series, the Managing Member’s interests in such a sale may not be aligned with the interests of the Series or its investors. There can be no assurance that a property purchase price that a Series will pay to the Managing Member will be comparable to that which a series might pay to an unaffiliated third-party property seller.

●      The Managing Member does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the Managing Member’s advice or recommendations.  The Managing Member’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Managing Member and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Managing Member’s duties under the Operating Agreement which has a material adverse effect on us.  As a result, we could experience poor performance or losses for which the Managing Member would not be liable.

54

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Series Asset

Title to the property comprising a Series Asset of a Series will be held by such Series.

Managing Member, Terra Mint Group, Corp.

Terra Mint Group, Corp. is the Managing Member of each Series.

It is anticipated that Terra Mint Group, Corp., will be the Property Manager of each Series; provided, however, that in the discretion of the Managing Member, the Property Manager may be as otherwise stated in the Certificate of Designation for any Series. Terra Mint has been appointed as the Property Manager for the Cedar Ridge Series, the Dalmore Series, the Templeton Series, and the Woody Creek Series.

The Managing Member may amend any of the terms of the Operating Agreement of the company or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

55

Distributions

Subject to Section 7.03 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, we intend to distribute Free Cash Flows of a Series, after (a) payment of accrued Asset Management Fees, (b) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and Property Manager, unless indicated in the relevant Series Designation or property management agreement:

●	Assets Under Management Fee: a 0.75% annual fee equal to 0.75% of the purchase price of a Series Asset, calculated as of the last day of each fiscal year.

●	Property Management Fee: We generally seek to set these fees to be comparable to prevailing market rates for the management of rental properties in the relevant geographic area.

●	Sourcing Fee: Any portion of the sourcing fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Managing Member’s discretion. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

●	Disposition Fee: A fee related to the sale of a property after it has been held as an asset for between 5-7 years and rented as a long term rental property for the 5-7 year term. Please see “Use of Proceeds” for the sourcing fee applicable to each specific Series.

As of the date of this Offering Circular, no series of Neptune REM has made any distributions.

We determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Distributions will be applied as follows:

First, 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less: (a) any non- operating income (or plus any non-operating loss) resulting from a Monetization Event and included in net income, any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series), (c) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for, and (d) upon the termination and winding up of a Series or the company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with terms of the Operating Agreement. For the avoidance of doubt, net income received by a Series shall reflect the deduction of applicable Property Management Fees and Asset Management Fees as expenses of the Series.

56

We do not intend to obtain a third-party valuation of the assets of each Series to determine “purchase price” of a Series Asset.

Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived by the Managing Member:

●	result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests;

●	result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

●	cause all or any portion of the assets of the Neptune REM or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

●	adversely affect the company or such Series, or subject the company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

●	require registration of the company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

●	violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members shall not have any right to resign or redeem their Series Interests from the Neptune REM; provided that (i) when a transferee of a Member’s Series Interests becomes a record holder of such Interests, such transferring Member shall cease to be a Member of the company with respect to the Interests so transferred and (ii) Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with the Operating Agreement.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

57

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) decreases the percentage of outstanding Interests required to take any action under the Operating Agreement; (b) any amendment to the Operating Agreement (including the Series Designation) that would materially adversely affects the rights of any of the Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests); (c) the modification any provisions of the Operating Agreement relating to or gives any person the right to dissolve the company; or (d) any modification to the term of the Neptune REM.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the company and which has a material adverse effect the company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the company and each Series in accordance with the provisions of Article X of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the company, and other information in the books and records of the company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the company and each Series business. The books of the company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

●	a financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

●	confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

58

provided, that notwithstanding the foregoing, if the company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Members of the applicable Series with such reporting requirement.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semiannual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to Article XI of the Operating Agreement and any Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows:

(a)	First, 100% to the Members (pro rata and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution; and

(b)	Second, 20% to the Managing Member and 80% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

As of the date of this Offering Circular, no series of Neptune REM has made any liquidation distributions.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

59

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

60

61

Neptune REM LLC

FINANCIAL STATEMENTS (UNAUDITED)

AS OF JUNE 30, 2023 AND FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023

Neptune REM LLC

Balance Sheet (Unaudited)

June 30, 2023

ASSETS
OTHER ASSETS
Investments	$1,503,020
TOTAL OTHER ASSETS	1,503,020

TOTAL ASSETS	1,503,020

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Current portion notes payable - related party	17,972
TOTAL CURRENT LIABILITIES	17,972

LONG-TERM DEBT
Notes payable - related party	1,502,950
TOTAL LONG-TERM DEBT	1,502,950

TOTAL LIABILITIES	1,520,922

MEMBERS' DEFICIT	(17,902)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$1,503,020

No assurance is provided. The accompanying notes are an integral part of the financial statements.

Neptune REM LLC

Statement of Operations (Unaudited)

The period from January 1, 2023 to June 30, 2023

REVENUE	$-

OPERATING EXPENSES
Professional fees	1,475
Taxes and licenses	300
TOTAL OPERATING EXPENSES	1,775

LOSS FROM OPERATIONS	(1,775)

OTHER EXPENSES
Interest expense	(15,937)
TOTAL OTHER EXPENSES	(15,937)

NET LOSS	$(17,712)

No assurance is provided. The accompanying notes are an integral part of the financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

Neptune REM LLC

Statement of Members’ Deficit (Unaudited)

The period from January 1, 2023 to June 30, 2023

Members' Deficit
BALANCE AT JANUARY 1, 2023	$(190)
Net loss	(17,712)

BALANCE AT JUNE 30, 2023	$(17,902)

No assurance is provided. The accompanying notes are an integral part of the financial statements.

Neptune REM LLC

Statement of Cash Flows (Unaudited)

The period from January 1, 2023 to June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,712)
NET CASH USED BY OPERATING ACTIVITIES	(17,712)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	(1,503,020)
NET CASH USED BY INVESTING ACTIVITIES	(1,503,020)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on notes payable - related party	1,520,732
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,520,732

NET CHANGE IN CASH	-
CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$-

No assurance is provided. The accompanying notes are an integral part of the financial statements.

Neptune REM LLC

Notes to Financial Statements (Unaudited)

As of June 30, 2023 and for the six-month Period Ended June 30, 2023

1.	NATURE OF OPERATIONS

Neptune REM LLC (the “Company”) was formed in the State of Delaware as a series limited liability company on November 7, 2022 (“Inception”) and is a wholly-owned subsidiary of Terra Mint Group Corp (“Terra Mint”), a Wyoming corporation. The Company’s business plan is to purchase and manage residential rental properties and offer non-accredited investors the opportunity to acquire fractional ownership of real estate assets through Neptune REM, LLC. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned principal operations or failing to profitably operate the business.

The parent company, Terra Mint, is the sole, and managing member of Neptune REM LLC.

The financial statements for the period from January 1, 2023 to June 30, 2023, are presented using the accrual basis of accounting. Revenue is recognized when earned and expenses are recognized as they are incurred. The entity uses the cash method of accounting for income tax purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We have selected December 31 as our financial year end.

Real Estate Accounting Policy

The Company records real estate investments at cost. All costs incurred to acquire, develop, construct, renovate, and improve facilities as part of significant repair and maintenance programs, including interest and property taxes incurred during the construction period. Costs of demolition of existing facilities associated with a renovation are expensed as incurred. The net acquisition cost of acquired real estate facilities to the underlying land, buildings, and identified intangible assets are allocated based on their respective estimated fair values.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short- term debt securities purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

The Company maintains cash balances in a non-interest-bearing account that currently does not exceed federally insured limits.

Following is a description of the valuation methodology used for assets measured at fair value. There have been no changes in the methodology used at June 30, 2023.

Investments consist of residential real estate and rental properties. The Company uses significant judgment and original cost when determining fair values of these investments. The Company also considers appraisals, market prices, market capitalization rates, expected returns, earnings multiples, projected levels of earnings, and depreciation. These properties are carried at cost less impairment and the valuations are related to the impairment analysis rather than the carrying value.

Neptune REM LLC

Notes to Financial Statements (Unaudited)

As of June 30, 2023 and for the six-month Period Ended June 30, 2023

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, service has been performed, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns, contractual adjustments, and any taxes collected from customers and subsequently remitted to governmental authorities. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to performance obligations.

Step 5: Recognize revenue when the entity satisfies a performance obligation.

There were no revenue generating activities for the period from January 1, 2023 to June 30, 2023.

Advertising

Advertising costs are expensed to operations as they are incurred. There were no advertising costs incurred during the period from January 1, 2023 to June 30, 2023.

Compensated Absences

Employees of the Company are entitled to paid vacation and sick days, depending on length of service and other factors. The Company cannot reasonably estimate the amount of compensation for future absences, accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Income Taxes

The Company is treated as a partnership under the provisions of the Internal Revenue Code. In general, these provisions permit taxation of income directly to the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Under ASC 740-10-50 this is considered an income tax position subject to evaluation regarding the possibility of the position being overturned upon examination by a taxing authority. Management believes this position will not be overturned. No interest or penalties related to income taxes have been recognized in the statement of operations or statement of financial position. The Company uses a calendar year-end for income tax reporting purposes, and tax years back to and including the tax year ended December 31, 2019, are subject to examination by major taxing jurisdictions.

Neptune REM LLC

Notes to Financial Statements (Unaudited)

As of June 30, 2023 and for the six-month Period Ended June 30, 2023

Deferred Offering Costs

The Company and each Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ deficit upon the completion of an offering or to expense if the offering is not completed.

Leases

The Company accounts for its leases under ASC 842. The Company evaluates whether its contractual arrangements contain leases at the inception of such arrangements. Specifically, they consider whether they can control the underlying asset and have the right to obtain substantially all of the economic benefits or outputs from the asset. There was no leasing activities during the period from January 1, 2023 to June 30, 2023.

Subsequent Events

The Company has evaluated all subsequent events through September 30, 2023, the date the financial statements were available to be issued.

3.	FAIR VALUE DISCLOSURE

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2

Inputs to the valuation methodology include

•    quoted prices for similar assets or liabilities in active markets,

•    quoted prices for identical or similar assets or liabilities in active markets,

•    inputs other than quoted prices that are observable for the asset or liability;

•    inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full-term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

Impairment of Assets

The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss. There were no losses or asset impairments recorded during the period ended June 30, 2023.

The following table sets forth by level, within the fair value hierarchy, the Company’s investments at fair value:

Fair Value Measurements at June 30, 2023

	Level 1	Level 2	Level 3	Total
Residential real estate, rental properties	$-	$-	$1,503,020	$1,503,020

Investments, at fair value	$-	$-	$1,503,020	$1,503,020

4.	RELATED PARTY TRANSACTIONS

The Company is managed by Terra Mint, a Wyoming corporation and the managing member (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

As of June 30, 2023, the Company has recorded related party notes payable to Terra Mint for $1,520,922.1

1 The promissory notes for $1,520,922 are for four single-family homes that have each individually been established as a series by Neptune REM, LLC.

Neptune REM LLC

Notes to Financial Statements (Unaudited)

As of June 30, 2023 and for the six-month Period Ended June 30, 2023

5.	LONG-TERM DEBT

Notes payable – related party

Notes payable to related parties consists of the following as of June 30, 2023:

Balance
The Note is four separate promissory notes from Terra Mint. The Notes have a term of 18 months commencing from the date on which an offering for the sale of our membership interests commences (“Maturity Date”), pursuant to a Form 1-A to be filed with, and qualified by, the Securities and Exchange Commission (the “Reg A Offering”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.41%. The Notes, plus accrued interest, are repayable in full within 14 days of the Maturity Date. The notes are unsecured.	$1,502,950

The Note is unsecured and due on demand.	17,972

Total notes payable - related party	1,520,922

Less: Current Portion	17,972

Total long-term notes payable - related party	$1,502,950

Maturities on notes payable - related parties are as follows:

Period Ended	Amount
6/30/2024	$17,972
6/30/2025	1,502,950
6/30/2026	-
6/30/2027	-
Thereafter	-
Total notes payable - related party	$1,520,922

Neptune REM LLC

Notes to Financial Statements (Unaudited)

As of June 30, 2023 and for the six-month Period Ended June 30, 2023

6.	COMMITMENTS AND CONTINGENCIES

Assets Under Management Fee

On an annual basis beginning on the first-year end date following the initial closing date of the issuance of interests in a Series, the Series shall pay the Managing Member the assets under management fee (“Asset Management Fee”), payable annually in arrears, equal to a 0.75% Asset Management Fee payable on the last day of the immediately preceding year. The Asset Management Fee shall be payable from the net operating rental income from each series and will be calculated as property, cash, cash equivalents, and the book value of the assets of the entity invested, directly or indirectly, in loans secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Additional Fees

Additional fees shall include: An ongoing management fee of eight percent (8%) of gross rent and fees to be deducted from gross rent during the management term of the series, a sourcing fee of up to seven percent (7%) of the purchase price of real estate acquired by the series, a disposition fee of six percent (6%) of the final gross sales price of a designated series, administrative revenue and reimbursement of any expenses incurred by the manager on behalf of the Company or any of its series, and a two percent (2%) fee on any such advances made and Managing Member is entitled to twenty percent (20%) of distributions beyond original capital contribution returns upon the liquidation of a series.

7.	GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. We incurred a loss of $17,712 during the period from January 1, 2023 to June 30, 2023, and have an accumulated deficit of $17,902 as of June 30, 2023, and have yet to establish a business capable of generating sustained profits sufficient to fund our own operating and working capital requirements. This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately to establish a profitable business able to fund our own operating and working capital requirements. No assurances can be given that we will be successful in achieving these objectives.

8.	MEMBERS' DEFICIT

The Company is managed by Terra Mint, a Wyoming corporation and its managing member (“the Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

The Manager will be responsible for directing the management of the Company's business and affairs, managing the day-to-day affairs, and implementing the Company's investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Company.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager is expected to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Currently, the LLC agreement distribution policy is to first compensate the series members until they have received 100% of their original capital contributions, then 20% to the Managing Member and 80% to the members.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NEPTUNE REM LLC

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM NOVEMBER 7, 2022 (INCEPTION)

TO

DECEMBER 31, 2022

Including

Independent Auditor’s Report

Independent Auditor’s Report

To the Managing Member of

Neptune REM LLC

Wilmington, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of Neptune REM LLC (the “Company”) which comprise the balance sheet as of December 31, 2022, and the related statement of operations, changes in member’s deficit, and cash flows for the period from November 7, 2022 (inception) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from November 7, 2022 (inception) to December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated revenues or profits since inception. The Company incurred a net loss of $190 for the period ended December 31, 2022. As of December 31, 2022, the Company has no liquid assets and is reliant upon its manager to fund its existing and ongoing financial obligations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

July 6, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

NEPTUNE REM LLC

BALANCE SHEET

(AUDITED)

DECEMBER 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$—
Total Current Assets	—
Total Assets	$—

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Loan from Related Party	$190
Total Current Liabilities	190
Total Liabilities	190
Commitments and Contingencies (Note 5)
Member's Deficit
Member’s Equity	—
Accumulated Deficit	(190)
Total Member's Deficit	(190)
Total Liabilities and Member’s Deficit	$—

The accompanying notes are an integral part of these audited financial statements.

NEPTUNE REM LLC

STATEMENT OF OPERATIONS

(AUDITED)

FOR THE PERIOD FROM NOVEMBER 7, 2022 (INCEPTION) TO DECEMBER 31, 2022
REVENUE	$—
OPERATING EXPENSES:
General and Administrative Expenses	190
Total Operating Expenses	190
OPERATING LOSS	(190)
NET LOSS	$(190)

The accompanying notes are an integral part of these audited financial statements.

NEPTUNE REM LLC

STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD FROM NOVEMBER 7, 2022 (INCEPTION)

TO DECEMBER 31, 2022

(AUDITED)

	Member’s	Accumulated
	Equity	Deficit	Total
Balance at Inception (November 7, 2022)	$—	$—	$—
Net loss for the period	—	(190)	(190)
Balance at December 31, 2022	$—	$(190)	$(190)

The accompanying notes are an integral part of these audited financial statements.

NEPTUNE REM LLC

STATEMENT OF CASH FLOWS

(AUDITED)

FOR THE PERIOD FROM NOVEMBER 7, 2022 (INCEPTION) TO
DECEMBER 31, 2022
Cash Flows from Operating Activities:
Net Loss	$(190)
Adjustments to reconcile net loss to net cash used in operating activities	—
Expenses paid by related party	190
Net Cash Flows Used in Operating Activities	—
Net Change in Cash:	—
Cash beginning of period:	—
Cash end of period:	$—
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—
Cash paid for tax	$—

The accompanying notes are an integral part of these audited financial statements.

NEPTUNE REM LLC

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND FOR THE PERIOD FROM NOVEMBER 7, 2022 (INCEPTION) TO DECEMBER 31, 2022

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Neptune REM LLC, (the “Company,” “Neptune,” “We," "Us," or “Our’), was formed in the State of Delaware as a series limited liability company on November 7, 2022 (“Inception”) and is a wholly owned subsidiary of Terra Mint Group Corp (“Terra Mint”), a Wyoming corporation. Our business plan is to purchase and manage residential rental properties and offer non-accredited investors the opportunity to acquire fractional ownership of real estate assets through Neptune REM LLC. As of December 31, 2022, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

The parent company, Terra Mint, is our sole, and managing member of Neptune REM LLC.

History

We were formed on November 7, 2022 (Inception) and in the period from Inception to December 31, 2022 were inactive.

As further discussed in Note 7. Subsequent Events below, effective March 20, 2023 after execution of several promissory notes for each property, we acquired four single family homes located in Omaha, Nebraska (the “Properties”) from our parent company, Terra Mint, for a total purchase consideration of $1,503,202.

The Properties had been purchased by Terra Mint in November and December 2022 for total consideration of $1,414,998 and Terra Mint incurred an additional $72,265 in title transfer costs, cleaning and upkeep costs, and management costs (including a five percent (5%) sourcing fee) to identify, acquire, and transfer these properties to us.

The Properties were purchased individually by us in four separate series: Series Woody Creek, Templeton, Cedar Ridge and Dalmore, respectively, and funded by four separate promissory notes (the “Notes”) from Terra Mint.

The Notes have a term of 18 months commencing from the date on which an offering for the sale of our membership interests commences (“Maturity Date”), pursuant to a Form 1-A to be filed with, and qualified by, the Securities and Exchange Commission (the “Reg A Offering”), and bear interest at the minimum applicable federal rate at the date of issuance of 4.5%.

The Notes, plus accrued interest, are repayable in full within 14 days of the Maturity Date. If we have not been able to raise sufficient funds through our Reg A Offering to repay the Notes and accrued interest in full, any outstanding balance due shall automatically convert into membership units of Neptune on the same terms as those offered to investors in the Reg A Offering.

As of the date of the issuance of these financial statements, the Properties have not been rented to tenants as yet.

Impact of the COVID-19 Pandemic

As of December 31, 2022, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business. Our limited operations to date have not been directly impacted by the Covid-19 outbreak at this time. However, the ongoing detrimental impact of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and implement our business plan. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

Impact of the Ukrainian Conflict

Our limited operations to date have not been directly impacted by the Ukrainian conflict at this time. Currently, we do not believe that the conflict between Ukraine and Russia will have any direct impact on our operations, financial condition or financial reporting.  We believe the conflict will have only a general impact on our operations in the same manner as it is having a general impact on all business operations resulting from international sanctions and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from the Ukraine or Russia, supply chain challenges, and the international and domestic inflationary results of the conflict and government spending for and funding of their response. We do not believe we will be targeted for cyber-attacks. We have no operations in the countries directly involved in the conflict or that are specifically impacted by any of the sanctions and embargoes, we do not believe that the conflict will have any impact on our internal control over financial reporting.  Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the Ukrainian conflict.

Inflation

We anticipate that our business and financial position will be impacted by the current inflationary environment. Heightened and increasing interest rates may have a detrimental impact on the economy as a whole and the real estate sector in particular that could adversely affect our ability to raise funds and implement our business plan.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. We incurred a loss of $190 during the period from November 7, 2022 (inception date) to December 31, 2022, have an accumulated deficit of $190 as of December 31, 2022 and have yet to establish a business capable of generating sustained profits sufficient to fund our own operating and working capital requirements. This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately to establish a profitable business able to fund our own operating and working capital requirements. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We have selected December 31 as our financial year end.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2022, we had not opened a bank account as yet and our cash balances were $0.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of a loan from a related party. The carrying amount of loan from a related party approximates its fair values because of its short-term maturity.

Deferred Offering Costs

The Company and each Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity /(deficit) upon the completion of an offering or to expense if the offering is not completed.

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 4, 5 and 6 below for details of related party transactions in the period presented.

Income Taxes:

The Company is taxed as a single member limited liability corporation for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its sole member. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations. The Company intends to elect for each series to be taxable as a corporation.

In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company is subject to audit for its tax returns since inception.

Revenue Recognition:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

As we had no revenue generating activities in the period from November 7, 2022 (Inception) to December 31, 2022, we have not identified specific planned revenue streams and we did not recognize any revenue during the period.

Organizational Costs:

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred during the period from November 7, 2022 (Inception) to December 31, 2022.

Stock-Based Compensation:

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Expense Allocation:

Any offering expenses, acquisition expenses, or operating expenses shall be allocated by the Managing Member in accordance with its allocation policy.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4: LOAN FROM RELATED PARTY

As of December 31, 2022, the balance of the loan due to our parent company, Terra Mint, was $190.

During the period from November 7, 2022 (Inception) through December 31, 2022, Terra Mint paid $190 in expenses on our behalf.

The loan is unsecured, due on demand and interest free.

NOTE 5. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the period from November 7, 2022 (Inception) to December 31, 2022 and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

Assets Under Management Fee

On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of interests in a Series, the Series shall pay the Managing Member the assets under management fee (“Asset Management Fee”), payable quarterly in arrears, equal to a 0.75% Asset Management Fee payable on the last day of the immediately preceding quarter. The Asset Management Fee shall be payable from the net operating rental income from each series and will be calculated as property, cash, cash equivalents, and the book value of the assets of the entity invested, directly or indirectly, in loans secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Additional Fees

Additional fees shall include: An ongoing management fee of eight percent (8%) of gross rent and fees to be deducted from gross rent during the management term of the series, a sourcing fee of up to seven percent (7%) of the purchase price of real estate acquired by the series, a disposition fee of six percent (6%) of the final gross sales price of a designated series, administrative revenue and reimbursement of any expenses incurred by the manager on behalf of the Company or any of its series, and a two percent (2%) fee on any such advances made and Managing Member is entitled to twenty percent (20%) of distributions beyond original capital contribution returns upon the liquidation of a series.

NOTE 6. MEMBER’S DEFICIT

We are managed by Terra Mint, a Wyoming corporation and our managing member (“the Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

The Manager will be responsible for directing the management of our business and affairs, managing the day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to us.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. We expect the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Currently, the LLC agreement distribution policy is to first compensate the series members until they have received 100% of their original capital contributions, then 20% to the Managing Member and 80% to the members).

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, we have evaluated all subsequent events through the date the financial statements were available to be issued. No material subsequent events occurred after December 31, 2022, other than as set out below and through July 6, 2023.

Effective March 20, 2023 after execution of several promissory notes for each property, we acquired four single family homes located in Omaha, Nebraska (“the Properties”) from our parent company, Terra Mint, for a total purchase consideration of $1,503,202 as described more fully in Note 1. Nature of Operations above.

On June 01, 2023, Neptune REM, LLC established the designation of each of the four series that will be the subject of the initial offering which has been formally approved and include the following single family residential properties located in Omaha Nebraska identified as: Cedar Ridge, The Dalmore, The Templeton, and Woody Creek.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

No.	Exhibit Description

2.1*	Certificate of Formation of Neptune REM, LLC

2.2*	Operating Agreement of Neptune REM, LLC

3.1*	Form of Series Designation of The Cedar Ridge Series, a series of Neptune REM, LLC

3.2*	Form of Series Designation of The Dalmore Series, a series of Neptune REM, LLC

3.3*	Form of Series Designation of The Templeton Series, a series of Neptune REM, LLC

3.4*	Form of Series Designation of The Woody Creek Series, a series of Neptune REM, LLC

4.1*	Form of subscription agreement of The Cedar Ridge Series, a series of Neptune REM, LLC

4.2*	Form of subscription agreement of The Dalmore Series, a series of Neptune REM, LLC

4.3*	Form of subscription agreement of The Templeton Series, a series of Neptune REM, LLC

4.4*	Form of subscription agreement of The Woody Creek Series, a series of Neptune REM, LLC

6.1*	Broker Dealer Agreement, dated August 17, 2023 between Neptune REM, LLC and Dalmore Group, LLC

6.2*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

62

6.3*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.4*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.5*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Woody Creek Series, a series of Neptune REM, LLC

6.6*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.7*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.8*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.9*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Woody Creek, a series of Neptune REM, LLC

8.1*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Cedar Ridge Series, a series of Neptune REM LLC

8.2*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Dalmore Series, a series of Neptune REM LLC

8.3*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Templeton Series, a series of Neptune REM LLC

8.4*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Woody Creek Series, a series of Neptune REM LLC

11.1	Consent of Artesian CPA, LLC

12.2	Opinion CrowdCheck Law LLP

13.1	Testing the Waters materials

* Previously filed.

63

SIGNATURES

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Delaware, on January 30, 2024.

Neptune REM LLC, a Delaware limited liability company

By	Terra Mint Group, Corp., a Wyoming corporation
Its: Managing Member

	By:	/s/ Kevin Cottrell
	Name:	Kevin Cottrell
	Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Terra Mint Group, Corp., a Wyoming Corporation

By:	/s/ Kevin Cottrell
Name:	Kevin Cottrell
Title:	Chief Executive Officer, Principal Executive Officer, Terra Mint Group, Corp., Director

Date:	January 30, 2024

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Financial Officer and Principal Accounting Officer of Terra Mint Group, Corp., Director

Date:	January 30, 2024

64